                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                November 18, 1998
                         -------------------------------
                        (Date of earliest event reported)


                      Delaware First Financial Corporation
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                        0-23499                52-2063973
 ---------------------------      ----------------------     ------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                        Identification No.)


      400 Delaware Avenue, Wilmington, Delaware              19801
      -----------------------------------------            --------
       (Address of principal executive offices)           (Zip Code)


                                (302) 421-9090
                 --------------------------------------------------
                (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------



                       Exhibit Index appears on page 3.


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Item 5. Other Events

     On November 18, 1998, Delaware First Financial Corporation ("DFFN"), Delaware First Bank, FSB (the "Association"), a wholly owned subsidiary of DFFN, The Crown Group, Inc. ("Crown") and Crown Bank, FSB (the "Bank"), a wholly owned subsidiary of Crown, entered into an Agreement and Plan of Reorganization ("Agreement") which sets forth the terms and conditions under which DFFN will merge with and into Crown (the "Merger").

     The Agreement provides that upon consummation of the Merger, and subject to certain further terms, conditions, limitations and procedures set forth in the Agreement, each issued and outstanding share of common stock, par value $.01, of DFFN ("DFFN Common Stock") shall, by virtue of the Merger, be cancelled and by operation of law be converted into and represent the right to receive from Crown, $15.50 in cash.

     Consummation of the Merger is subject to the prior receipt of all necessary regulatory or governmental approvals and consents, and the necessary approval of shareholders of DFFN.

     The Agreement and the press release issued by DFFC and Crown on November 18, 1998 regarding the Merger are attached as exhibits to this report and are incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

   The following exhibit is filed with this report:


   Exhibit Number                          Description
   --------------                          -----------


   2 Agreement and Plan of Reorganization dated as of November 18, 1998 between DFFN and Crown.

   99.1 Press Release issued on November 18, 1998 with respect to the Merger.



                                        3


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   DELAWARE FIRST FINANCIAL CORPORATION

Date: November 23, 1998            By:         /s/ Ernest J. Peoples
                                        -------------------------------------
                                        Ernest J. Peoples
                                        President and Chief Executive Officer


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